DealPoint#858903

XBOX LIVE SERVER PLATFORM, HTTPS, AND XBOX LIVE WEB SERVICES ADDENDUM
TO THE XBOX 360 PUBLISHER LICENSE AGREEMENT

This Xbox LIVE Server Platform, HTTPS, and Xbox LIVE Web Services Addendum to the Xbox 360 Publisher License Agreement (“Addendum”) is entered into and effective as of the later of the two signature dates below (“Addendum Effective Date”) between Microsoft Licensing, GP, a Nevada general partnership (“Microsoft”), and THQ Inc., a Delaware corporation (“Publisher”), and supplements the Xbox 360 Publisher License Agreement between the parties effective as of October 31, 2005, (“PLA”).
BACKGROUND
A. Microsoft and its affiliates provide a computer game system (“Xbox 360”), and an online service that supplements Xbox 360 (“Xbox LIVE”). In connection with Xbox LIVE, Microsoft also provides the Xbox LIVE Server Platform (or XLSP, defined below), HTTPS (defined below), and Xbox LIVE Web Services (defined below) to facilitate integration. Generally, Xbox LIVE is a closed network accessible only through Microsoft's servers;
B. Publisher develops or publishes Software Titles (defined in the PLA) designed to run on Xbox 360. Publisher has included in its Software Titles certain Online Game Features (defined in the PLA) or Online Content (defined in the PLA) accessible via Xbox LIVE, and Publisher wants to host some or all of these Online Game Features or Online Content on its own (or third party) servers in accordance with this Addendum; and
C. Publisher also wants to access and use the XLSP, HTTPS, and the Xbox LIVE Web Services in connection with this hosting and to provide related online services.
In consideration of the terms of this Addendum, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, Microsoft and Publisher further agree as follows:
ADDITIONAL TERMS
Section 1.    Definitions. Except as expressly provided otherwise in this Addendum, initially capitalized terms used in this Addendum have the same meanings given to them in the PLA.

(a)	“Hosted Content” means any content, including any Online Content or Online Game Feature, hosted and served through the Hosting Services under this Addendum.

(b)
“Hosting Services” means Publisher's service of hosting Hosted Content under this Addendum, whether performed by Publisher or a Third Party Host, including operating, maintaining, and controlling the servers necessary to provide the Hosted Content.

(c)	“HTTPS” means Hypertext Transfer Protocol Secure and enables the Hosting Services to function as an expansion to the features available from Xbox LIVE.

(d)
“IPR” means any patents, copyrights, trademarks and service marks, trade secrets, moral rights, and any other intellectual property or proprietary rights arising at any time under the laws of any jurisdiction.

(e)
“Law” means all applicable laws, rules, statutes, decrees, decisions, orders, regulations, judgments, codes, and requirements of any governmental authority (federal, state, local, or international) having jurisdiction.

(f)
“PII” means any information (including name, address, phone number, fax number, email address, social security number or other government-issued identifier, and credit card information) that identifies or can be used to identify, contact, or locate an individual or from which identification or contact information of an individual can be derived. Additionally, if any other information (e.g., a personal profile, unique identifier, biometric information, or IP address) is associated or combined with PII, then that information is also considered to be PII.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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(g)	“Third Party Host” means a third party providing Hosting Services on behalf of Publisher.

(h)
“Web Portal” means the Internet website through which players of the Titles can access certain Hosted Content. The Web Portal will contain certain game data information related to the Titles that Publisher makes available to Xbox LIVE Users.

(i)	“Xbox LIVE Server Platform” or “XLSP” means Microsoft's platform and server architecture that enables the Hosting Services to function as an expansion to the features available from Xbox LIVE.

(j)
“Xbox LIVE User Content” means any content that originates from Xbox LIVE Users in any format and that is published through or as part of any Hosted Content, but excluding Xbox LIVE User Communications.

(k)	“Xbox LIVE User Communications” means transient voice and text communications sent from an Xbox LIVE User to one or more Xbox LIVE Users using the Xbox LIVE service (e.g., voice chat).

(l)
“Xbox LIVE Web Services” means Microsoft's online resources and functionalities that enable Publisher (and other permitted third parties) to access Xbox LIVE and related data stored within, or accessible from, Xbox LIVE.

Section 2.    Publisher contact. Publisher will designate at least one full-time employee as a “program manager” for the services contemplated under this Addendum, responsible for serving as Microsoft's liaison, performing Publisher's obligations under this Addendum, and serving as primary contact to Microsoft.
Section 3.    Approval and Certification. All proposed Hosting Services, Hosted Content, and the Web Portal are subject to the same approval and Certification processes as are set forth in the PLA for approval and Certification of any Software Title or Online Content. To gain approval and pass Certification, Publisher may be required to submit sufficient additional information about its server architecture and access to its server environment to enable Microsoft to test the Hosting Services, the Hosted Content, and the Web Portal, as applicable. Microsoft may at any time audit Publisher's compliance with the terms of this Addendum, and Publisher will allow Microsoft access to the Hosting Service, the Hosted Content, and the Web Portal as Microsoft may request for this purpose.
Section 4.    Beta Trials. At any time before Certification, Microsoft may require Publisher to conduct internal or public beta testing (“Beta Trials”). Microsoft's prior written approval, in its sole discretion, is required for any Beta Trials. Any feedback provided by Microsoft to Publisher as a result of the Beta Trials is purely advisory, and satisfactory feedback from the Beta Trials is not an indication that Microsoft will approve the Hosted Content following the Certification submission. Likewise, Beta Trial feedback may include information regarding violations of Technical Certification Requirements that could, if not addressed by Publisher, result in Certification failure (although the lack of such feedback will not preclude Microsoft from withholding approval for violation of such technical requirements).
Section 5.    Hosting Service requirements. Publisher will comply, and on Microsoft's request, provide Microsoft with sufficient information to verify Publisher's compliance, with the following:

(a)
Standards. Publisher will host the Hosted Content and provide the Hosting Services, each in a manner that meets or exceeds standards of quality, performance, stability, and security generally accepted in the industry, as well as those specific requirements in this Addendum and in the Xbox 360 Publisher Guide.

(b)
Operation. Publisher will monitor the operation and performance of the Hosting Services; respond to technical and Xbox LIVE User inquiries; and have rules, policies, and procedures for the Hosting Services that are consistent with this Addendum and any standards that Microsoft may provide from time to time to reflect changes in industry best practices.

(c)
Reporting and technical policies. Publisher will use the communication processes stated in the Xbox 360 Publisher Guide for updating Microsoft's technical teams. In addition, Publisher will comply with the

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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technical processes, policies, rules, and detailed procedures for notification, escalation, and reporting of scheduled and unscheduled maintenance of, and problems that might occur with, the Hosting Services, all as set forth in the Xbox 360 Publisher Guide. Each party will notify the other if it discovers a technical problem with the other party's service. Publisher will notify Microsoft **** in advance of Publisher's scheduled downtimes, and Publisher will use commercially reasonable efforts to schedule maintenance downtimes for the Hosting Services to coincide with Microsoft's scheduled downtimes for Xbox LIVE. Publisher will, on Microsoft's request that Publisher reschedule any scheduled downtime for the Hosting Services, use commercially reasonable efforts to do so to a mutually-acceptable date and time.

(d)
Server capacity and load. Publisher will use commercially reasonable efforts to support all Xbox LIVE Users using its Hosting Services, including operating sufficient computing resources for traffic, and will immediately inform Microsoft of the failure of relevant Hosting Services. Publisher will not allow the load on the Hosting Services system to exceed **** of the capacity of the system, where “capacity” is defined as the maximum load which can be sustained by the system. Together with the materials that Publisher submits for Certification, Publisher will describe in writing the tools and techniques it will use in measuring the maximum capacity and load (“Tools”), which Tools must be recognizable as industry standards, and which are subject to Microsoft's advance written acceptance or rejection. Publisher will measure the load on the Hosting Services at intervals of no more than five minutes. Publisher will retain records of load measurements for no less than one week, and will make such records accessible to Microsoft on request. Should changes to the system occur that necessitate changes in the Tools, or should the capacity of the system materially increase or decrease, Publisher will inform Microsoft within ****.

(e)
Uptime. Publisher will operate (or have operated) the Hosting Services so that they have **** Uptime per month. “Uptime” means the portion of time when the system is accessible and available to Xbox LIVE Users; Uptime is calculated monthly assuming conformance with the industry standard of monitoring every five minutes. Publisher will report uptime statistics to Microsoft on request.

(f)
Server location. Publisher will locate all servers used to operate (or used in relation to operating) the Hosting Services, HTTPS or the Web Portal in ****, in accordance with the Xbox 360 Publisher Guide.

(g)
Troubleshooting and notice to Xbox LIVE Users. If the Hosting Services or the Web Portal are unable to connect to and properly interoperate with Xbox LIVE, Publisher will diligently work with Microsoft (subject to the availability of Microsoft resources, in Microsoft's discretion) to troubleshoot the problem, and Publisher will diligently work to fix any such problem. During any time in which a Software Title, any Hosted Content that uses the Hosting Services or the Web Portal is unable to establish a connection to the Hosting Services, then Publisher must display the appropriate message to the Xbox LIVE User in accordance with the Xbox 360 Publisher Guide.

(h)
Xbox LIVE family settings features. The Hosting Services, Hosted Content, and Web Portal will at all times comply with the technical certification requirements related to the family settings features of Xbox 360 and Xbox LIVE.

Section 6.    Xbox LIVE Web Services Requirements. When implementing and accessing the Xbox LIVE Web Services, to host and operate the Web Portal or otherwise, Publisher will at all times strictly comply with the requirements in Exhibit 1.
Section 7.    Support. As between Microsoft and Publisher, Publisher will provide all customer support and technical support to Xbox LIVE Users for the Web Portal, Hosted Content, and Hosting Services. Microsoft has no support responsibilities whatsoever to Xbox LIVE Users for the Web Portal, Hosted Content, and Hosting Services.
Section 8.    Third Party Host and other third party services. Publisher may (subject to Microsoft's advance consent) subcontract to a Third Party Host all or any portion of Publisher's rights or obligations with regard to providing Hosting Services only. For purposes of this Addendum, all actions and failures to act of any

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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Third Party Host engaged by Publisher are imputed to, and deemed to be actions or failures to act of Publisher. If Microsoft has consented to the use of a Third Party Host , then:

(a)
Limited Access. Publisher may provide the Third Party Host with access to only those portions of XLSP, HTTPS, or the Xbox LIVE Web Services that are necessary for the Third Party Host to perform the Hosting Services, and to no other portions;

(b)	Guarantee. Publisher unconditionally and irrevocably guarantees Third Party Host's performance of the applicable obligations imposed by this Agreement, and any separate Third Party Host Agreement;

(c)
Liability. Publisher will indemnify and hold Microsoft harmless from all damages or costs of any kind incurred by Microsoft or any third party and arising from or related to Third Party Host's fulfillment of, or failure to fulfill, the applicable obligations of Publisher under this Agreement, or by other actions or failures of Third Party Host ; and

(d)	Payment. ****.
Section 9.    Access to XLSP, HTTPS, and Xbox LIVE Web Services; limitations. Subject to Publisher's compliance with the terms of this Addendum and the PLA, Microsoft grants Publisher a worldwide, nonexclusive, royalty-free license to access XLSP, HTTPS, and the Xbox LIVE Web Services, as necessary to implement and operate the Web Portal and to provide the Hosted Services and Hosted Content. The Web Portal will include solely game data provided from Publisher's XLSP servers, and game statistics, storage, presence, and profile information from Xbox LIVE. All rights not expressly granted in this Addendum are expressly reserved.
Section 10.    Compliance. Publisher will implement, operate, and provide the Web Portal, Hosting Services, and Hosted Content in full compliance with the Law in jurisdictions in which the Web Portal, Hosting Services, and Hosted Content are made available. Publisher may be required to provide Microsoft with information, including legal opinions, to verify that the Web Portal, Hosting Services, and Hosted Content comply with Law. Publisher will promptly reply to and comply with any requests by any law enforcement officials regarding the Web Portal, Hosting Services, or Hosted Content.
Section 11.    Privacy. Publisher's access to XLSP, HTTPS, and the Xbox LIVE Web Services is subject to periodic privacy review by Microsoft. If Microsoft identifies and notifies Publisher of a deficiency in a Microsoft privacy requirement, Publisher will rectify the deficiency as soon as reasonably possible, but in no event later than **** after the date of Microsoft's notice. Additionally, as a condition precedent to Certification, Microsoft may require Publisher to have its own “terms of use,” “privacy policy,” or both (collectively, “Publisher TOU”), to govern Publisher's relationship with Xbox LIVE Users. If Microsoft requires Publisher to have a Publisher TOU, then:

(a)	Acceptance. Publisher will implement the Publisher TOU in a manner acceptable to Microsoft;

(b)
Limits on PII collection. Publisher will not collect any Xbox LIVE User's PII without first obtaining Microsoft's consent, and then Publisher may collect only the PII that is legitimately necessary for the intended purpose and may not use any such PII relating to Xbox 360 and the Xbox LIVE service in any manner outside of the Web Portal or Hosting Services;

(c)
Shared PII. Publisher will include in the Publisher TOU a clear statement that the Xbox LIVE User's PII will be shared with Microsoft, and that the copy of such PII shared with Microsoft will be governed by Microsoft's privacy statement and the Xbox LIVE terms of use;

(d)
Hyperlinks. Publisher will include in the Publisher TOU hyperlinks to the then-current, appropriately localized, version of the Xbox LIVE terms of use, privacy statement, and code of conduct (which are currently located, localized for the U.S. market, at http://privacy.microsoft.com/en- us/default.mspx, and http://www.xbox.com/enUS/Legal/CodeOfConduct); and

(e)	No conflict. Publisher will draft and maintain the Publisher TOU so that it does not conflict with the then-

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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current version of the Xbox LIVE terms of use, privacy statement, and code of conduct.
Section 12.    Xbox LIVE User Content.

(a)
Microsoft approval. Publisher may not allow Xbox LIVE Users to create, share, or otherwise provide Xbox LIVE User Content in connection with a Software Title without first obtaining Microsoft's express, written, approval. If Publisher wants to make Xbox LIVE User Content available as part of Hosted Content, Publisher must provide to Microsoft a detailed description of the process and procedures Publisher will have in place regarding such Xbox LIVE User Content at least **** to the commercial release of the Title. Furthermore, Title must comply with any TCRs related to the creation and/or consumption of User Content.

(b)
Infringement. If Microsoft has approved Publisher to make Xbox LIVE User Content available as part of Hosted Content, Publisher will maintain a procedure, that complies with Law, for removing Xbox LIVE User Content in the event of an infringement claim. Microsoft may notify Publisher of any complaints related to Xbox LIVE User Content. Publisher will remove allegedly infringing Xbox LIVE User Content, no later than **** after receipt of a third party claim or notice from Microsoft. Publisher will notify Microsoft as soon as commercially practicable (and in any event no later than ****) after Publisher receives any third-party claim of infringement, which notice will also specify the steps that Publisher has taken or will take in response. To mitigate escalation of any such claim, Microsoft may, in its discretion, take control of claim and be the sole source of communication to the claimant.

(c)
Violations of Xbox LIVE terms of use or code of conduct. Microsoft may, in its discretion, require Publisher to remove Xbox LIVE User Content for Xbox LIVE User violations of the Xbox Terms of Use, Code of Conduct, or both.

(d)
Action by Microsoft. If Publisher breaches this Addendum, Microsoft may, without limiting any of its other rights and remedies under this Addendum, restrict access to the Hosted Content, Web Portal, or both, and disconnect Hosting Services from Xbox LIVE. Microsoft, in its discretion, may also restrict the uploading of Xbox LIVE User Content to, restrict access to the XLSP, HTTPS, Xbox LIVE Web Services from, or require Publisher to remove Xbox LIVE User Content from, Xbox LIVE in accordance with the Xbox LIVE terms of use, privacy statement, and code of conduct.

Section 13.    Representations and warranties. In addition to Publisher's representations and warranties under the PLA, Publisher further represents and warrants that:

(a)
Non-infringement. Any and all information, data, logos, software, or other materials provided to Microsoft or made available to Xbox LIVE Users via the Web Portal (including Hosted Content), and the Hosting Services, do not and will not infringe or misappropriate any third party IPR;

(b)
Compliance with Laws. The Web Portal, Hosted Content, and Hosting Services do not and will not contain any messages, data, images, or programs that are, by Law, defamatory, obscene, or pornographic, or in any way violate any applicable Law (including Laws of privacy) of the territory where the Hosted Content is distributed or hosted;

(c)
Personal information and privacy. The Web Portal, Hosted Content, and the Hosting Services do not harvest or otherwise collect information about Xbox LIVE Users, including e-mail addresses, and the Web Portal, Hosted Content, and the Hosting Services do not link to any unsolicited communication sent to any third party;

(d)	Variance from approved Concept. It will not serve any Hosted Content that is not approved in the Title's Concept; and

(e)
User generated content. It has obtained all necessary rights and permissions for its and Microsoft's use of the Xbox LIVE User Content, and the Xbox LIVE User Content does not infringe or misappropriate any third party IPR.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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Section 14.    Limitation of liability. For purposes of this Addendum, Microsoft's maximum aggregate liability to Publisher and to any third party(ies) for any claims or liability arising out of or related to this Addendum is $****.
Section 15.    Indemnification. The parties' indemnity obligations under the PLA also apply to any third party claims that, taking the claimant's allegations to be true, would result in a breach by the indemnifying party of any of its representations, warranties, or covenants in this Addendum. In addition, Publisher's indemnity obligation under the PLA also applies to any third party claims arising out of or related to Publisher's access to or use of XLSP, HTTPS, or the Xbox LIVE Web Services or related to the Hosted Content, the Hosted Services, any Xbox LIVE User Content, or any Xbox LIVE User Communications.
Section 16.    Term.

(a)
Term and Termination. This Addendum is coterminous with the PLA, will be deemed terminated when the PLA terminates, and will be deemed to have expired when the PLA expires. Microsoft may suspend performance or terminate this Addendum and Publisher's access to and use of Xbox LIVE Web Services, HTTPS, and XLSP immediately on notice at any time:

(1)	If Publisher has breached this Addendum (other than confidentiality provisions) and fails to cure that breach within **** after receiving notice;

(2)	If Publisher has breached confidentiality provisions of this Addendum;

(3)	If any action or failure to act of Publisher, in Microsoft's determination, will negatively affect the quality, performance, stability, or security of any Microsoft system; or

(4)	On **** notice by Microsoft, for any reason or no reason.

(b)
Effect of Termination. Upon termination or expiration of this Addendum, Publisher will continue to support existing Hosted Content until the earlier of: (1) ****; or (2) ****. Additionally, Publisher will continue to support any event-based Hosted Content that started before such termination or expiration. To the extent Publisher has support obligations pursuant to this Section 16(b) following termination or expiration, all of Publisher's obligations under this Agreement will continue to apply. If Publisher's use of Xbox LIVE Web Services, HTTPS, or XLSP is terminated due to Publisher's failure to comply with this Addendum, then Microsoft has the right to immediately terminate the availability of the Web Portal and Hosted Content and require that the operation of Hosting Services and Xbox LIVE Web Services immediately cease, and all Microsoft software or materials be immediately returned to Microsoft. . Termination of this Addendum will not terminate the PLA. The following will survive termination or expiration: Sections 1, 7, 8(c), 13, 14, 15, 16(b), 17, and all definitions in other sections.

Section 17.    General. Publisher will not issue any press release or otherwise make any public statements or public disclosures regarding this Addendum, without Microsoft's prior written approval. Microsoft may authorize its affiliates or partners to perform this Addendum, in whole or in part, on Microsoft's behalf. The terms of the PLA are incorporated into this Addendum by reference, and except to the extent (if any) expressly modified by this Addendum, the PLA remains in full force and effect, is hereby ratified and confirmed, and is deemed (and deemed modified as necessary) to apply to the terms in this Addendum.
The parties have formed this Addendum as of the Effective Date.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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MICROSOFT LICENSING G.P.	THQ INC.

/s/ Astrid Ford	/s/ Brian Farrell
By: (Sign)	By: (Sign)
Astrid Ford	Brian Farrell
Name:	Name:
Sr. Program Mgr	CEO
Title:	Title:
February 23, 2012	February 23, 2012
Date of Execution:	Date of Execution:

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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Exhibit 1- Xbox LIVE Web Services Requirements

1) Each applicable Xbox LIVE User account may be linked to a corresponding Web Portal user account using Windows LiveID, in compliance with all requirements related to the use of Windows LiveID (including, if applicable, the execution of any separate agreement required for Publisher to implement Windows Live ID). ****;
2) Xbox LIVE Web Services may only be called in response to a Web Portal user request;
3) Information returned from Xbox LIVE Web Services may only be cached to improve performance and must be purged as soon it is no longer necessary to improve performance. Publisher may not, under any circumstances, permanently store any information returned from the Xbox LIVE Web Services outside of Xbox LIVE;
4) Information returned from Xbox LIVE Web Services may not be used in any way outside of the Web Portal, ****;
5) “Presence” and “Profile” Xbox LIVE Web Services may only be called in the context of an active Windows LiveID user session;
6) “Friends” information may only be requested for the Xbox LIVE User making the request (requesting friends of arbitrary Xbox LIVE Users is not permitted);
7) Information from Xbox LIVE Web Services may not be intermixed or combined with data from other services or platforms;
8) Information from Xbox LIVE Web Services may not be modified;
9) Only achievement information of Titles developed or published by Publisher may be requested by the Web Portal; and
10) The Web Portal must at all times observe the Xbox LIVE privacy settings for profile information, and Publisher must enforce those privacy settings.

* Confidential portion omitted and filed separately with the Securities and Exchange Commission.

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